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                                                                    EXHIBIT 10.3

                               PURCHASE AGREEMENT

         PURCHASE AGREEMENT dated and effective as of the 1st day of April, 2000 (this "Agreement"), between Horseshoe Gaming Holding Corp., a Delaware corporation ("Horseshoe"), and G.A. Robinson III ("Seller").

                                    RECITALS:

         A. Horseshoe is a casino owner/operator with its principal office in Joliet, Illinois.

         B. Seller is the current owner of a 337.15 shares of Horseshoe (the "Ownership Interest") and Seller has a capital account having a balance of $1,062,713.66 (the "Capital Account").

         C. In connection with the Acquisition, Seller desires to sell and Horseshoe believes it is in its best interest to acquire from Seller a portion of the Ownership Interest equal to 100 shares of Horseshoe and any rights or claim to a capital account associated with the 100 shares (collectively, the "Redeemed Ownership").

         D. Horseshoe and Seller have agreed that the fair market value of the Redeemed Ownership plus the payout of that position of Seller's Capital Account associated with the Redeemed Ownership is FOUR MILLION FOUR HUNDRED AND FORTY EIGHT THOUSAND AND EIGHT HUNDRED DOLLARS ($4,448,800.00).

         NOW, THEREFORE, in consideration of the premises and each act performed by either party hereto, the parties agree as follows:

         1. Subject to the terms and conditions set forth herein, Seller agrees to sell, transfer, convey, assign and deliver to Horseshoe, and Horseshoe agrees to purchase, acquire and accept from Seller, the Redeemed Ownership, at the price of $4,448,800.00 (the "Purchase Price"), payable by a promissory note of Horseshoe, which is attached hereto (the "Promissory Note") in the amount of $3,748,800 and $700,000 previously paid to Seller.

         2. Seller hereby unconditionally releases and discharges Horseshoe from any and all claims, known or unknown, directly or indirectly related to or in any way connected with the Redeemed Ownership and any and all agreements in any way connected with or related thereto other than this Agreement and the Promissory Note. Seller acknowledges and agrees that following the consummation of the transaction contemplated by this Agreement, other than 237.15 shares of Horseshoe and the Capital Account associated with the 237.15 shares, Seller shall have no equity ownership or any other interest in Horseshoe or any of its affiliates or subsidiaries nor will Seller have


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rights of any kind to acquire an ownership interest in Horseshoe or any of its affiliates or subsidiaries. Seller's Capital Account shall be reduced by $318,205 representing a proportional reduction to his Capital Account as a result of the sale of the Redeemed Ownership.

         3. Seller acknowledges that on April 14, 2000, Horseshoe made an additional distribution to Seller as a result of further estimating taxable income to Seller for 1999. To the extent the estimated total tax distributions for the 1999 tax year exceeds necessary actual payments, Seller shall return the excess to Horseshoe. If the estimated payment is insufficient to pay Seller's taxes on account of Seller's taxable income attributable to his Ownership Interest, Horseshoe shall distribute an additional amount to Seller to cover such taxes.

         4. Seller represents and warrants that Seller is the lawful record and beneficial owner of the Redeemed Ownership, free and clear of any liens, claims, encumbrances, marital property rights, security agreements, equities, options, charges or restrictions of any kind.

         5. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and may be amended only by a writing signed by each party hereto.

         6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         7. This Agreement and the rights and obligations of the Company and the Seller hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Illinois, without regard to conflicts of laws principles.

         8. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

         9. Horseshoe, on the one hand, and Seller, on the other hand, shall pay their respective fees and expenses incurred by them in connection with the transaction contemplated herein.

         10. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                         HORSESHOE GAMING HOLDING CORP.


                         By: /s/ Kirk Saylor
                             ---------------------------------------------------
                             Kirk Saylor, Chief Financial Officer

                        Seller:


                        By: /s/ G.A. Robinson, III
                            ----------------------------------------------------
                            G.A. Robinson III